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                                                                    EXHIBIT 24.2

                         CERTIFIED COPY OF RESOLUTION

   The undersigned, James J. Wesolowski, Secretary of The John Nuveen Company, a Delaware corporation (the "Company"), does hereby certify:

    1. That he is the duly elected, qualified and acting Secretary of the Company, and has custody of the corporate records and is a proper officer to make this certification.

    2. That at a meeting of the Board of Directors of the Company duly called, convened and held on February 23, 1996, at which a quorum was present and voted throughout, the following resolution was duly adopted by said board and said resolution has not been amended, altered or repealed and remains in full force and effect on the date hereof:

               RESOLVED, that each member of the Board of Directors     and any
               officer of the Company who may be required to execute any such annual, periodic or special report, or any amendment or amendments thereto, be, and each of them hereby is, authorized to execute a power of attorney appointing James J. Wesolowski and Larry W. Martin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him on his behalf and in his name, place and stead, in any and all capacities, to sign the report and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


   IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed and the seal of the Company to be hereunto appended this 19th day of March, 1996.

   (SEAL)




                                          /s/ James J. Wesolowski
                                        ---------------------------------
                                        James J. Wesolowski, Secretary